As filed with the Securities and Exchange Commission on February 15, 2017

Registration No. 333-112874

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	6712	84-1477939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1330

Dallas, TX 75201

(214) 855-2177

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey G. Prestidge

Executive Vice President, General Counsel & Secretary

200 Crescent Court, Suite 1330

Dallas, TX 75201

(214) 855-2177

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Greg R. Samuel

Matthew L. Fry

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE:  DEREGISTRATION OF UNSOLD SECURITIES

Hilltop Holdings Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) on Form S-8 to deregister certain shares of the Company’s common stock, par value $0.01 (the “Common Stock”), that were originally registered by the Company pursuant to its Registration Statement on Form S-8 (File No. 333-112874) filed with the Securities and Exchange Commission on February 17, 2004 (the “Registration Statement”) to register the offer and sale of 1,992,387 shares of Common Stock issuable under the Company’s 2003 Equity Incentive Plan (the “2003 Plan”).

On September 20, 2012, the stockholders of the Company approved the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) to succeed the 2003 Plan. Upon the effectiveness of the 2012 Plan, no further awards were permissible under the 2003 Plan. In addition, all awards granted under the 2003 Plan have expired or have been fully exercised.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 15, 2017.

HILLTOP HOLDINGS INC.,
a Maryland corporation

By:	/s/ COREY PRESTIDGE
Name:	Corey G. Prestidge
Title:	Executive Vice President, General Counsel & Secretary

Note:  Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.

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